                                                            Exhibit 10.1


                                   5 MAY 2000


                         REUTERS OVERSEAS HOLDINGS B.V.



                                 REUTERS LIMITED



                          AETHER EUROPEAN HOLDINGS B.V.


                              AETHER SYSTEMS, INC.


                           SILA COMMUNICATIONS LIMITED






                        ================================

                             SHAREHOLDERS AGREEMENT
                                   RELATING TO
                           SILA COMMUNICATIONS LIMITED

                        ================================

                                    CONTENTS

CLAUSE                                                                      PAGE

1.   INTERPRETATION............................................................1

      Definitions..............................................................1
      Headings.................................................................7
      Agreed Form..............................................................7
      Exercise of powers of control............................................7

2.   PURPOSE OF THE COMPANY AND ITS GROUP......................................7

      Business.................................................................7

3.   CAPITAL AND FURTHER FINANCE...............................................7

      Issue of new shares......................................................7
      Funding support by the principals........................................9
      Termination..............................................................9

4.   DIRECTORS AND MANAGEMENT..................................................9

      Supervision by the Board.................................................9
      Board of Directors.......................................................9
      Chairman of the Board...................................................10
      Appointment and Removal of Directors....................................10
      Quorum..................................................................10
      Notice and Agenda.......................................................11
      Board voting............................................................11
      Board Committee.........................................................11
      Executive Officers; Employee Arrangements...............................11
      Employee Share Options..................................................12

5.   RESERVED MATTERS.........................................................12

      Reserved Shareholder Matters............................................12
      Reserved Board Matters..................................................12
      Method of approval by Shareholders......................................13
      Meetings of Shareholders................................................13
      Termination.............................................................13

6.   FINANCIAL MATTERS........................................................13

      Accounting Principles...................................................13
      Auditors................................................................14
      Financial Year..........................................................14

7.   INFORMATION AND REPORTING................................................14

      Inspection and information..............................................14

      Accounts, Business Plan and Budgets.....................................14

8.   CONFIDENTIALITY..........................................................15

      Confidentiality obligation..............................................15
      Exceptions from confidentiality obligation..............................16
      Employees, agents and advisers..........................................17
      Return of Confidential Information......................................17
      Survival after termination..............................................17

9.   REGULATORY MATTERS.......................................................18

      Co-operation............................................................18

10.  POST CLOSING MATTERS.....................................................18

      Claims by the Company...................................................18
      Tax Matters.............................................................18
      Surrender of and payment for relief.....................................18
      Stamp duty..............................................................19

11.  TRANSFER OF SECURITIES...................................................20

      General.................................................................20
      Restriction on transfer.................................................20
      Initial period..........................................................21
      Transfer Notice.........................................................21
      Right of Relevant Principals to purchase or tag along...................22
      Company's right to buy Seller's Securities..............................23
      Purchase of Seller's Securities.........................................23
      Right to Tag Along......................................................24
      Seller's right to sell to Third Party Purchaser.........................25
      Sale terms..............................................................25
      Intra-Group transfers...................................................26
      Shareholder ceasing to be a Subsidiary..................................27
      Obligations of Transferee...............................................27

12.  INSOLVENCY AND DEFAULT...................................................27

      Default Events..........................................................27
      Right to make offer.....................................................28
      Offer notice............................................................28
      Reference to Expert.....................................................29
      Right to purchase at Fair Price.........................................29
      Completion..............................................................30
      Transfer terms..........................................................30

13.  DEFAULT..................................................................31

14.  FURTHER ASSURANCES.......................................................31

      Exercise of rights and powers...........................................31
      Performance by Subsidiaries.............................................31


                                                                         Page II

15.  NON-ASSIGNMENT...........................................................32

16.  WAIVER OF RIGHTS.........................................................33

17.  AMENDMENTS...............................................................33

18.  INVALIDITY...............................................................33

19.  NO PARTNERSHIP OR AGENCY.................................................33

20.  ANNOUNCEMENTS............................................................33

21.  COSTS....................................................................34

22.  ENTIRE AGREEMENT.........................................................34

23.  CONFLICT WITH ARTICLES...................................................34

      Supremacy of this Agreement.............................................34
      Transfers of Shares.....................................................35
      Appointment and Removal of Directors....................................35

24.  TERMINATION OF AGREEMENT.................................................35

      Duration................................................................35

25.  SILA TRADE MARK..........................................................36

26.  NOTICES..................................................................37

      Address of notices......................................................37
      English language........................................................39

27.  SETTLEMENT OF DISPUTES...................................................39

      Arbitration.............................................................40

28.  COUNTERPARTS.............................................................40

29.  NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999.............40

30.  GOVERNING LAW............................................................40

SCHEDULE 1....................................................................43

      Part 1..................................................................43
      Reserved Shareholder Matters............................................43
      Part 2..................................................................44
      Reserved Board Matters..................................................44


                                                                        Page III

SCHEDULE 2....................................................................46

      Deed of Adherence.......................................................46

SCHEDULE 3....................................................................50

      Accounting Principles...................................................50

SCHEDULE 4....................................................................54

      Memorandum and Articles of the Company..................................54







                                                                         Page IV

THIS AGREEMENT is made on 8 May 2000

BETWEEN:

(1) REUTERS OVERSEAS HOLDINGS B.V., whose seat is at Amsterdam, The Netherlands and office is at Amsterdam, The Netherlands, Drentestraat (REUTERS);

(2) AETHER EUROPEAN HOLDINGS B.V., whose seat is at Rotterdam, The Netherlands and office is at Aert van Nesstraat 45, 3012CA Rotterdam (AETHER);

(3) SILA COMMUNICATIONS LIMITED, whose registered office is at 4 Carlton Gardens, Pall Mall, London SW1Y 5AA (the COMPANY);

(4) REUTERS LIMITED, whose registered office is at 85 Fleet Street, London EC4P 4AJ (REUTERS PARENT);

(5) AETHER SYSTEMS, INC., whose principal place of business is at 11460 Cronridge Drive, Owings Mills, MD 21117, USA (AETHER PARENT).

WHEREAS:

(A) Reuters Parent, Aether Parent and the Company have entered into the Master Contribution Agreement pursuant to which they agreed to form the Company for the purpose of carrying on the Business throughout the Territory (as such terms are defined below).

(B) Reuters and Aether are entering into this Agreement to set out the terms governing their relationship as shareholders in the Company.

(C) Reuters Parent and Aether Parent are entering into this Agreement to ensure that their respective Subsidiaries carry out certain obligations under this Agreement.

IT IS AGREED as follows:

INTERPRETATION

DEFINITIONS

1.1    In this Agreement:

ACCOUNTING PRINCIPLES means the accounting principles and policies (to be consistent with generally accepted accounting principles in the UK) to be adopted by the Company as set out in Schedule 3;

AETHER DIRECTORS means the Directors which are appointed by Aether from time to time;

AETHER GROUP means Aether Parent, Aether and their Affiliates from time to time provided that for the purposes of calculating Aether's Shareholding Proportion or Tag-Along Proportion, neither the Company nor any Subsidiary of the Company shall be regarded as an Affiliate of Aether or Aether Parent or a member of Aether Group or a Subsidiary of Aether or any other Aether Group Member;

AETHER GROUP MEMBER means any member of the Aether Group;

AFFILIATE means, in relation to a principal, any entity of which that principal is a Subsidiary and any other entity which is a Subsidiary of such entity, from time to time;

ANCILLARY AGREEMENTS means the agreements referred to in Schedule 3 to the Master Contribution Agreement;

ARTICLES means the Company's Articles of Association in the agreed form, which is attached hereto as Schedule 4, as amended from time to time;

B SHARES means B Shares of 5 pence each in the capital of the Company having the rights and privileges set out in the Articles;

BOARD means the Company's board of directors or any duly appointed committee of it to the extent that such committee is authorised to take the relevant action;

BUDGET means a budget for the Company's Group for a particular Financial Year in a format approved from time to time by the Board;

BUSINESS means the development, production and marketing of wireless services, applications and solutions for enterprises, professionals and consumers throughout the Territory;

BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks generally are open in London for a full range of business;

BUSINESS PLAN means a rolling business plan for the Company and its Subsidiaries relating to the then current Financial Year and the succeeding Financial Year (in a format approved from time to time by the Board) to be updated annually;

CHAIRMAN means the chairman from time to time of the Board;

CHIEF EXECUTIVE means the chief executive from time to time of the Company;

COMPANY includes any body corporate, wherever incorporated;

COMPANY'S GROUP means the Company and its Subsidiaries from time to time;

DEFAULT EVENT has the meaning given to that expression in clause 12;

DIRECTORS means the Company's directors;

EMPLOYEE SHARE OPTIONS means options over Ordinary Shares in the Company which may be granted from time to time by the Company to its employees;

FAIR PRICE means the open market value of the relevant Shares between a willing seller and a willing third party buyer at the date of the relevant Transfer Notice with any premium or discount by reference to the percentage of the Shares being sold or transferred;

FINANCIAL YEAR means a financial period of the Company (commencing, other than in the case of its initial financial period, on 1 January and ending on 31 December);

FLOTATION means the admission of Ordinary Shares to listing or quotation, or the giving effect to trading arrangements in relation to Shares, on any of the London Stock Exchange, the New York Stock Exchange or the Nasdaq National Market System or any other exchange in each case at the request of the Company, and the related public offering of shares;

GROUP means, in relation to an entity other than Reuters, Aether or the Company, that entity and its Affiliates from time to time and in relation to the Company, the Company and its Subsidiaries from time to time;

INDIRECT SHAREHOLDING PROPORTION means, in relation to a principal's interest in a Subsidiary of the Company, the indirect proportionate interest in the issued share capital of such Subsidiary of the Company held from time to time by such principal (to be determined as such principal's Shareholding Proportion of the proportion which the aggregate shareholdings of the Company (and/or any of its Subsidiaries which are Shareholders in the relevant Subsidiary) in the relevant Subsidiary constitute of the entire issued share capital of such Subsidiary);

INVESTMENT means (i) any acquisition, through merger, consolidation, purchase, repurchase, redemption or otherwise, of any Person or of any securities (other than a redemption or repurchase in accordance with the terms of the securities re-purchased or redeemed) or assets of, or interest in, any Person or (ii) any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of debt issued by, any other Person;


MASTER CONTRIBUTION AGREEMENT means the contribution agreement between Reuters Limited, Aether and the Company dated 5 May 2000;

MEMORANDUM means the Company's Memorandum of Association in the agreed form, which is attached hereto as Schedule 4, as amended from time to time;

ORDINARY SHARES means Ordinary Shares of 5 pence (and the one Ordinary Share of US$1) each in the capital of the Company having the rights and privileges set out in the Articles;

PARTY or PARTIES means the principals and the Company;

PERSON means any individual, corporation, joint stock company, limited liability company, partnership, firm, joint venture, trust, association, unincorporated organisation, governmental or regulatory body or other entity;

PREFERENCE SHARES means Preference Shares of 5 pence each in the capital of the Company having the rights and privileges set out in the Articles;

PRINCIPALS means Reuters, Aether and such other person as becomes a principal to this Agreement by entering into a Deed of Adherence in accordance with the terms hereof (and PRINCIPAL shall be construed accordingly), but does not include Reuters Parent or Aether Parent;

RELEVANT PRINCIPAL means:

(a)    Reuters;

(b)    Aether; and

(c) any principal other than Reuters and Aether and which has a Shareholding Proportion of 20% or greater;

RELEVANT SECURITIES means shares of any class, stock, other securities (whether debt or equity) convertible or exchangeable into such shares or stock, options or warrants over such shares, stock or securities and derivatives referenced to any of the foregoing;

RESERVED BOARD MATTERS means those matters set out in Part 2 of Schedule 1;

RESERVED SHAREHOLDER MATTERS means those matters set out in Part 1 of Schedule
1;

REUTERS DIRECTORS means the Directors which are appointed by Reuters from time to time;


REUTERS GROUP means Reuters Parent, Reuters and their Affiliates, from time to time, provided that for the purposes of calculating Reuters Shareholding Proportion or Tag-Along Proportion, neither the Company nor any Subsidiary of the Company shall be regarded as an Affiliate of Reuters or Reuters Parent or a member of the Reuters Group or as a Subsidiary of Reuters or another Reuters Group Member;

REUTERS GROUP MEMBER means any member of the Reuters Group from time to time;

SECURITY INTEREST means any mortgage, charge, pledge, right of usufruct, lien, right of set-off, encumbrance or any security interest whatsoever, howsoever created or arising (including any analogous security interest under local law);

SHAREHOLDERS means the holders from time to time of the Ordinary Shares and the holders from time to time of the Preference Shares (and SHAREHOLDER shall be construed accordingly);

SHAREHOLDING PROPORTION means in relation to a principal, the respective proportion of the issued Ordinary Shares and Preference Shares (other than Ordinary Shares issued pursuant to the exercise of options) taken together which is held from time to time by the principal and members of its Group;

SHARES means issued Ordinary Shares and Preference Shares in the Company's capital;

SILA TRADE MARKS shall have the meaning given to that term in the Master Contribution Agreement;

SUBSIDIARY means, in relation to an undertaking (the HOLDING UNDERTAKING), any other undertaking in which the holding undertaking (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls both:

(a) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters; and

(b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters,

and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of any further undertaking of which that other is a Subsidiary but excluding (i) with respect to Reuters and Reuters Parent, each of Dow Jones Reuters Business Interactive LLC, TIBCO Software Inc, Instinet Corporation, Reuters announced ventures with Equant N.V. and Multex.com, Inc. and any other undertaking the day-to-day management of which is not in fact controlled by Reuters and is designated in good faith by notice in writing to the other parties from time to time by Reuters and each of the Subsidiaries of such designated undertaking from time to time and (ii) with respect to Aether, any undertakings the day-to-day management of which is not in fact controlled by Aether and is designated in good faith by notice in writing to the other parties from time to time by Aether and each of the Subsidiaries of such designated undertaking from time to time; provided that any undertaking which is transferred Shares directly or indirectly in accordance with clause 11.11 shall remain or become a Subsidiary of Aether or Reuters (as the case may be) until it ceases to hold such Shares;

TERRITORY means members of the European Union as at the date of this Agreement, Norway, Liechtenstein, The Principality of Monaco, The Channel Islands, Bulgaria, Hungary, Slovakia, Switzerland, The Czech Republic, countries which were part of the former USSR or the former Yugoslavia, Malta, Romania, Poland, Andorra, Albania, Turkey, Cyprus, Iceland and Greenland;

TRADE MARK LICENCE means the trade mark licence between Reuters Parent, Aether Parent and the Company entered into on the same date as the Agreement;

TRANSFER NOTICE has the meaning given to the expression in clause 11.4;

UNDERTAKING means a body corporate or partnership or an unincorporated association carrying on trade or a business with or without a view to profit. In relation to an undertaking which is not a company, expressions in this Agreement appropriate to companies are to be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description.

HEADINGS

1.2    The headings in this Agreement do not affect its interpretation.

AGREED FORM

1.3 A reference to a document in this Agreement in the AGREED FORM is to a document agreed among the parties and initialled by them or on their behalf for identification purposes.

EXERCISE OF POWERS OF CONTROL

1.4 Where any obligation in this Agreement is expressed to be undertaken or assumed by any party, that obligation is to be construed as requiring the party concerned to exercise all rights and powers of control over the affairs of any other person which that party is able to exercise (whether directly or indirectly) in order to secure performance of the obligation.

PURPOSE OF THE COMPANY AND ITS GROUP

BUSINESS

2. The business of the Company and its Group shall initially be to engage in the Business throughout the Territory, without prejudice to the ability of the Company and its Group to alter, reduce or expand the business of the Company's Group after the date of this Agreement (in accordance with the other provisions of this Agreement).

CAPITAL AND FURTHER FINANCE

ISSUE OF NEW SHARES

3.1 Subject to clause 5.1, the Company's issued share capital may be increased from time to time but (unless Aether and Reuters agree otherwise) the Company shall not issue any Relevant Securities unless such Relevant Securities are offered for subscription to Aether and

Reuters pro rata to their respective Shareholding Proportions as at the close of business on the date prior to such offer.

3.2 The Company shall procure that no Subsidiary of the Company shall issue any Relevant Securities (other than to the Company and its wholly-owned Subsidiaries) unless such Relevant Securities are first offered for subscription to Aether and Reuters pro rata to their respective Indirect Shareholding Proportions in such Subsidiary as at the close of business on the date prior to such offer.

3.3 At least twenty (20) days before the Company or any of its Subsidiaries shall offer or issue any Relevant Securities, it shall first give Aether and Reuters notice (a FUNDING NOTICE) of any proposed issue and each of Aether's and Reuter's proportional entitlement calculated in accordance with clauses 3.1 and
3.2 and of the price and terms on which such Relevant Securities are to be offered or issued. On receipt of the Funding Notice, Aether and Reuters shall each have the right to subscribe for up to such number of Relevant Securities at such price and on such terms by giving notice within twenty (20) days of receiving the Funding Notice (the SUBSCRIPTION NOTICE). The Subscription Notice shall state the number of Relevant Securities for which it wishes to subscribe together with the number of additional Relevant Securities (if any) in excess of its entitlement for which it wishes to subscribe.

3.4 If Aether and Reuters do not all accept the offer in respect of their respective proportional entitlements in full, the Relevant Securities not so accepted shall be used to satisfy any claims for additional Relevant Securities under any Subscription Notice, and, if there are insufficient Relevant Securities being issued, then such Relevant Securities shall be offered to each principal making a claim for additional Relevant Securities pro rata to their Shareholding Proportions, provided that neither Aether nor Reuters shall be required to take more Relevant Securities than it shall have specified in its Subscription Notice.

3.5 The provisions of clauses 3.1 to 3.4 shall not apply to an issue of Relevant Securities by the Company (i) in connection with a Flotation with net proceeds to the Company of at least pound sterling 15 million and a per share price which implies a valuation of the fully diluted share capital of the Company of at least pound sterling 187.5 million or (ii) as all or part of the purchase price or other consideration paid by the Company in connection with any acquisition of another business, subject to clauses 4.1 and 5.1 or (iii) in connection with the issue of Shares in accordance with the Employee Share Options.

FUNDING SUPPORT BY THE PRINCIPALS

3.6 The parties intend that the Company and its Subsidiaries should be self-financing and/or should be able to obtain additional funds from third parties without the need for recourse to its Shareholders. No principal or its Affiliates shall be obliged to (but nothing in this clause 3.6 shall prevent a principal or its Affiliates from agreeing with the Company to) contribute further funds or participate in any guarantee, bond or similar undertaking for the benefit of the Company or any of its Subsidiaries.

TERMINATION

3.7 The provisions of this clause 3 (other than clause 3.6) shall be subject to clause 25.2.

DIRECTORS AND MANAGEMENT

SUPERVISION BY THE BOARD

4.1 Subject to the requisite approval of those matters which are Reserved Shareholder Matters or Reserved Board Matters in accordance with clause 5.1 and clause 5.2 respectively, the Board shall be responsible for the overall direction, and supervision and management of the Company's Group.

BOARD OF DIRECTORS

4.2 The Board shall comprise seven directors. The number of Directors which Reuters and Aether shall be entitled to nominate (for appointment in accordance with clause 4.6) will be according to the Shareholding Proportions of Reuters and Aether as follows:

   SHAREHOLDING PROPORTION                  NUMBER OF DIRECTORS

      >/= 50 per cent.                               4
      >/= 35 per cent.                               3
      >/= 25 per cent.                               2
      >/= 13 per cent.                               1

4.3 Subject to clause 24.2, if either Reuters or Aether has a Shareholding Proportion of at least 5% but less than 13% it shall have the right to nominate one person to attend and observe, but not to vote, at any Board meeting.

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4.4    The initial Board appointments at Completion shall include:

AETHER DIRECTORS                         REUTER DIRECTORS

David Oros                               Devin Wenig
Brian Keane                              Jeremy Penn
Bo Kroll                                 Jean-Claude Marchand
Carter Beese

CHAIRMAN OF THE BOARD

4.5    David Oros shall be the initial chairman of the Board.

APPOINTMENT AND REMOVAL OF DIRECTORS

4.6 Each principal will (and will procure that any Shareholder in its Group will) vote in favour of a proposal to appoint or remove a Director if the principal who has the right to nominate or has nominated the Director concerned, notifies the Company in writing (such notice signed by it or on its behalf) of its proposal to nominate for appointment and nominate for dismissal respectively. The Company shall procure that a general meeting of Shareholders shall take place as soon as possible in accordance with the Articles following receipt of such notice from the relevant principal. Any removal shall be without prejudice to any claim which any removed Director may have under any contract between him and the Company. A principal removing a Director shall indemnify the Company for any liability arising from the removal.

QUORUM

4.7 The quorum for transacting business at any Board meeting (other than an adjourned meeting) shall require to be present when the relevant business is transacted:

(a) at least one (1) Reuters Director at any time that Reuters is entitled to nominate at least two directors under clause 4.2; and

(b) at least one (1) Aether Director at any time that Aether is entitled to nominate at least two directors under clause 4.2.

If that quorum is not present within thirty (30) minutes from the time when the meeting should have begun or if during the meeting there is no longer a quorum, the meeting shall be adjourned for two (2) Business Days. A Director shall be regarded as present for the purposes of a quorum if represented by an alternate Director in accordance with clause 4.9.

NOTICE AND AGENDA

4.8 At least five (5) days written notice shall be given to each Board member (and any part with rights under clause 4.3) of any Board meeting unless at least one Reuters Director (or his alternate) and at least one Aether Director (or his alternate) approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting. If any matter is not identified in reasonable detail, the Board shall not decide upon it, unless all Board members agree in writing.

BOARD VOTING

4.9 Subject to clauses 5.1 and 5.2, the Board shall decide on matters by simple majority vote. Each Director shall have one vote. Any Director who is absent from a meeting may authorise any other Director to act as his alternate and to vote in his place at the meeting.

BOARD COMMITTEE

4.10 Subject to any restrictions under applicable law, regulation or stock exchange custom or practice, for so long as Reuters has a Shareholding Proportion of 25 per cent. or more, Reuters shall be entitled to be represented on each committee by at least one Reuters Director provided that if Reuters Shareholding Proportion is 17 per cent. or more a Director appointed by it shall be entitled to be a member of one half of all committees or three committees (whichever is the greater), but any such Director who fails to attend two consecutive meetings of any relevant committee may (within two months after the second such meeting) be removed from that committee. Subject to any restrictions under applicable law, regulation or stock exchange custom or practice, for so long as Aether has a Shareholding Proportion of 25 per cent. or more, Aether shall be entitled to be represented on each committee by at least one Aether Director provided that if Aether's Shareholding Proportion is between 17 per cent. a Director appointed by it shall be entitled to be a member of one half of all committees or three committees (whichever is the greater), but any such Director who fails to attend two consecutive meetings of any relevant committee may (within two months after the second such meeting) be removed from that committee.

EXECUTIVE OFFICERS; EMPLOYEE ARRANGEMENTS

4.11 The principals will take all action necessary to cause the appointment of the following individuals to the positions (or the delegation to such individuals of the authorities customarily associated with such position) set out opposite their names, at the date of this Agreement, without prejudice to the ability of the Board to take any action after the date of this Agreement with respect to such persons and officers as they determine in accordance with law and this Agreement:

NAME                                        POSITION

David Oros                                  Chief Executive Officer
Bo Kroll                                    President
Jon Baile                                   Executive Vice President

4.12 Subject to all applicable laws, with respect to existing or acquired employees or otherwise, the principals shall procure that all existing and future employees of the Company and its Subsidiaries shall be subject to appropriate non-competition provisions, confidentiality agreements and assignments of intellectual property rights.

EMPLOYEE SHARE OPTIONS

4.13 Employee Share Options may be granted as the Board sees fit to employees of the Company and its Subsidiaries provided that the initial pool of such Employee Share Options shall in aggregate relate to a number of Shares which does not exceed 12% of the issued share capital of the Company at the date of this Agreement (fully diluted to take account of such Employee Share Options).

RESERVED MATTERS

RESERVED SHAREHOLDER MATTERS

5.1 Reuters Parent, Aether Parent and the principals shall use their respective powers to ensure that no action or decision relating to any of the Reserved Shareholder Matters is taken (whether by the Board, the Company, any Subsidiary of the Company or any of the directors, officers or employees of any member of the Company's Group) without the prior approval of the holders of the Ordinary Shares and Preference Shares carrying the right to exercise not less than 75% of the voting rights in the Company in accordance with clause 5.3.

RESERVED BOARD MATTERS

5.2 The Reuters Parent, Aether Parent and the principals shall use their respective powers to ensure that no action or decision relating to any of the Reserved Board Matters is taken (whether by the Board, the Company, any Subsidiary of the Company or any of the directors, officers or employees of any member of the Company's Group) without the prior approval by resolution of the Board at a meeting at which at least four (4) Directors vote in favour of the relevant matter.

METHOD OF APPROVAL BY SHAREHOLDERS

5.3 The principals shall give their approval to any of the Reserved Shareholder Matters (or to any variation of them) either in writing by Reuters and Aether or by their authorised representatives for this purpose or by representatives of the Shareholders at a general meeting of the Company.

MEETINGS OF SHAREHOLDERS

5.4 General meetings of Shareholders shall take place in accordance with the applicable provisions of the Articles on the basis that:

(a) at least 10 days' notice shall be given to each Shareholder of any meeting;

(b) the notice of meeting shall set out an agenda identifying in reasonable detail the matters to be discussed (unless the Shareholders agree otherwise);

(c)    the chairman of the meeting shall not have a casting vote;

(d) a decision to approve any of the Reserved Shareholder Matters shall require approval in accordance with Clauses 5.1 and 5.3.

Any matters requiring a general meeting of or approval by the Shareholders under relevant corporate laws, but not covered by the Reserved Shareholder Matters, shall be dealt with in accordance with the Articles.

TERMINATION

5.5    The provisions of clauses 5.1 and 5.2 shall be subject to clause 25.2.

FINANCIAL MATTERS

ACCOUNTING PRINCIPLES

6.1 The Company shall adopt the Accounting Principles. The Company shall, if Aether or Reuters is required to so provide under applicable law, applicable rules of any stock exchange or trading market, or applicable accounting rules, and as soon as practicable following a request by Aether or Reuters, provide the principals with a reconciliation of the Company's financial statements to generally accepted accounting principles in the United States.

AUDITORS

6.2 The principals shall use their respective powers to ensure that the Company's initial auditors shall be KPMG.

FINANCIAL YEAR

6.3 The principals shall use their respective powers to ensure that the Company's Financial Year shall end on 31 December in each year, unless the principals agree otherwise.

INFORMATION AND REPORTING

INSPECTION AND INFORMATION

7.1 Subject to clause 7.3, each principal may, upon reasonable notice to the Company, examine the separate books, records and accounts to be kept by the Company and each of its Subsidiaries. Each principal shall be entitled to receive all information, including monthly management accounts and operating statistics and other trading and financial information, a principal reasonably requires to keep it properly informed about the business and affairs of the Company and generally to protect its interests as a Shareholder.

ACCOUNTS, BUSINESS PLAN AND BUDGETS

7.2 Without prejudice to the generality of clause 7.1, and subject to clause 7.3, the Company shall supply the principals with copies of:

(a) audited annual accounts for the Company and each of its Subsidiaries (complying with all relevant legal requirements) and, if appropriate, the Company's Group audited consolidated annual accounts, within 4 months of the end of the relevant Financial Year;

(b) a Business Plan and itemised revenue and capital Budgets for each Financial Year covering each principal division of the Company's Group and showing proposed trading and cash flow figures, manning levels and all material proposed acquisitions, disposals and other commitments for that Financial Year, no later than 3 months prior to the end of the previous Financial Year; and

(c) unaudited monthly and quarterly management accounts of each principal division of the Company's Group; these shall include a consolidated profit and loss account, balance sheet and cash flow statement broken down according to the principal divisions of the Company's Group including a statement of progress against the relevant Business Plan, a statement of any variation from the quarterly revenue Budget and up-to-date forecasts for the balance of the relevant Financial Year and itemising all transactions referred to in the capital Budget entered into by each principal division of the Company's Group during that period, within two (2) weeks of the end of the relevant period.

7.3 The foregoing provisions of clauses 7.1 and 7.2 shall be subject to the provisions of clause 24.2 and shall cease to apply in relation to a principal if the Shareholding Proportion of such principal falls below 5% or pursuant to clause 24.2.

CONFIDENTIALITY

CONFIDENTIALITY OBLIGATION

8.1 Each principal and the Company (the RECIPIENT) shall use (and shall ensure that each of its Subsidiaries shall use) all reasonable endeavours to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information:

(a) which it may have or acquire before or after the date of this Agreement in relation to the Company's (or any member of the Company's Group's) customers, business, assets or affairs; this includes, without limitation, any information provided pursuant to clause 7;

(b) which it may have or acquire before or after the date of this Agreement in relation to the customers, business, assets or affairs of any Reuters Group Member (if the Recipient is Aether, the Company or any other principal) or of any Aether Group Member (if the Recipient is Reuters, the Company or any other principal) or of any member of another principal's Group (if the Recipient is Aether, Reuters, the Company or any other principal) resulting from:

          (i)  negotiating this Agreement;

         (ii)  being a shareholder in the Company;

        (iii)  having appointees on the Board; or

         (iv) exercising its rights or performing its obligations under this Agreement or any Ancillary Agreement; or

(c) which relates to the contents of this Agreement or any Ancillary Agreement (or any agreement or arrangement entered into pursuant to this Agreement or any Ancillary Agreement).

No Recipient shall use for its own business purposes or disclose to any third party any such information (collectively, CONFIDENTIAL INFORMATION) without the consent of any other party to which the Confidential Information relates. In performing its obligations under this clause 8, each Recipient shall apply the confidentiality standards and procedures it applies generally in relation to its own confidential information.

EXCEPTIONS FROM CONFIDENTIALITY OBLIGATION

8.2    The obligation of confidentiality under clause 8.1 does not apply to:

(a) the disclosure (subject to clause 8.3) on a 'need to know' basis to a company which is another member of the Recipient's Group where the disclosure is for a purpose reasonably incidental to this Agreement;

(b) information which is independently developed by the relevant Recipient or acquired from a third party to the extent that it is acquired with the right to disclose the same;

(c) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority;

(d) the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Recipient concerned or any member of its Group;

(e) the disclosure (subject to clause 8.3) in confidence to a Recipient's professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement;

(f) information which becomes within the public domain (otherwise than as a result of a breach of this clause 8);

(g)    any announcement made in accordance with the terms of clause 20; or

(h) the use by either Reuters or Aether or any member of their respective Groups of information relating to any opportunity which has come to Sila for consideration, but which the Board has determined not to pursue.

EMPLOYEES, AGENTS AND ADVISERS

8.3 Each Recipient shall inform (and shall ensure that any Subsidiary shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential Information, that such information is confidential and shall instruct them:

(a)    to keep it confidential; and

(b) not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

The disclosing Recipient is responsible for any breach of this clause 8 by the person to whom the Confidential Information is disclosed.

RETURN OF CONFIDENTIAL INFORMATION

8.4 If this Agreement terminates, each principal and the Company may by notice require the others to return or destroy Confidential Information relating to it and to which the obligations under clause 8.1 continue to apply. If so, each other principal and the Company (as the case may be) shall (and shall ensure that its Subsidiaries and its officers and employees and those of its Subsidiaries shall) so far as commercially reasonable:

(a) return all documents containing Confidential Information which have been provided by or on behalf of the principal demanding the return of Confidential Information; and

(b) destroy any copies of such documents and any document or other record reproducing, containing or made from or with reference to the Confidential Information

(save, in each case, for any submission to or filings with governmental, tax or regulatory authorities). Each other principal and the Company (as the case may
be) shall return or destroy the Confidential Information as soon as practicable after receiving notice.

SURVIVAL AFTER TERMINATION

8.5 The provisions of this clause 8 shall continue to apply if this Agreement is terminated for a period of three (3) years from the date of termination.

REGULATORY MATTERS

CO-OPERATION

9. Subject always to clause 8, the principals shall co-operate with each other to ensure that all information necessary or desirable for making (or responding to any requests for further information following) any notification or filing made in respect of this Agreement, or the transactions contemplated by it, is supplied to the principal dealing with such notification or filing and that any such notification, filing or other correspondence with a competent authority is properly, accurately and promptly made.

POST CLOSING MATTERS

CLAIMS BY THE COMPANY

10.1 If the Company or any of its Subsidiaries has or may have any claim against a principal or any member of that principal's Group, that principal will ensure that its nominated Directors shall not do anything to prevent or hinder the Company's Group asserting or enforcing the claim against the first mentioned principal, save for stating such objection at meetings of the Board, and that they shall, if necessary, enable all decisions regarding such claim not to include any Directors nominated by such principal. This is without prejudice to any right of such principal itself or members of its Group to dispute the claim.

TAX MATTERS

SURRENDER OF AND PAYMENT FOR RELIEF

10.2 For the purposes of clauses 10.2 to 10.8, AVAILABLE LOSSES means the aggregate of any amounts which, in accordance with Chapter IV of Part X of the Income and Corporation Taxes Act 1988 (CHAPTER IV), are eligible for surrender by a member of the Company's Group under that Chapter IV, but shall not include any amount which is to be or has been surrendered by any member of the Company's Group to any other member of the Company's Group.

10.3   The Company shall, or shall procure that:

(a) any company with Available Losses shall, to the extent permissible by law (including, but not limited to, Chapter IV), surrender such proportion of Available Losses to such member of the Reuters Group or Aether Group as Reuters Parent or Aether Parent shall direct; and

(b) all such notices of consent to surrender and all such other documents and returns are signed and submitted to the relevant tax authority as may be necessary to secure that full effect is given to sub-clause 10.3(a) above.

10.4 In consideration of any such surrender as referred to in clause 10.3, Reuters Parent (where the surrender is made to a member of the Reuters Group) or Aether Parent (where the surrender is made to a member of the Aether Group) shall pay or shall procure that there shall be paid to the member of the Company's Group surrendering such Available Losses, a sum equal to the amount of corporation tax from which the company that is the claimant company in respect of such surrender (the CLAIMANT) has been relieved by virtue of that surrender being validly and effectively made.

10.5 Any payment made pursuant to clause 10.4 shall be paid on the date on which any corporation tax chargeable on any taxable profits of the Claimant for its accounting period to which that surrender relates becomes due and payable (or would have become due and payable had the claimant company incurred any liability to corporation tax in respect of that accounting period). In respect of any Claimant to which the Corporation Tax (Instalment Payments) Regulations 1998 (SI 1998/3175) (the INSTALMENT REGULATIONS) applies, the due and payable date referred to above shall be deemed to be:

(a) the due and payable date as defined in paragraph 4(1)(b), 4(2)(b) and 4(3)(b) of the Instalment Regulations in relation to accounting periods of the Claimant ending on or before 1 July 2002; and

(b) the final instalment date as defined in paragraph 5(3) of the Instalment Regulations in respect of all other accounting periods.

STAMP DUTY

10.6 Aether Parent, Reuters Parent and the Company will, and shall procure that any member of its Group will, use all reasonable efforts not to cause or knowingly permit any executed original or counterpart of any document of transfer in relation to (i) the transfer of units of Aether IFX LLC from Aether Parent to Aether and (ii) the transfer of units of Aether IFX LLC from Aether to the Company to be brought into the United Kingdom except where any such party considers in its reasonable opinion that:

(a) it is necessary to do so for the purposes of any judicial, arbitration or administrative proceedings; or

(b) it is necessary to do so for the purposes of determining any liability to tax (other than stamp duty); or

(c)    that party is required to do so by law or any regulatory requirement,

and in those circumstances that party shall, unless prohibited from doing so by law or any regulatory requirement) notify the other parties of the intention to bring such documents into the United Kingdom in writing not less than seven Business Days before doing so.

10.7 To the extent that any stamp duty arises or is increased as a result of a breach by any party of clause 10.6, that party shall pay such stamp duty on demand.

10.8 To the extent that clause 10.7 does not apply to such stamp duty, the Company shall pay such stamp duty.

TRANSFER OF SECURITIES

GENERAL

11.1 The provisions of this clause 11 apply in relation to any transfer, or proposed transfer, of (or the creation or disposal of any other right or interest in) Ordinary Shares or Preference Shares or other Relevant Securities in the Company or any of its Subsidiaries (each such type or class of share or security being a RESTRICTED SECURITY) or any interest in Restricted Securities, but the provisions of this clause 11 shall be subject to clause 24.2.

RESTRICTION ON TRANSFER

11.2(a)       Except as permitted by this clause 11, each principal undertakes that it shall not (and shall procure that any member of its Group shall not) without the prior written consent of each Relevant Principal and the Company and the Company undertakes that it shall not (and shall procure that any member of its Group shall not) without the prior written consent of each Relevant Principal:

          (i)  transfer any Restricted Securities;

         (ii) grant, declare, create or dispose of any right or interest in any Restricted Securities; or

        (iii) create or permit to exist any Security Interest over any Restricted Securities.

(b) The Company will ensure that any certificates for Ordinary Shares or Preference Shares will be endorsed with the following legends until such time as the appropriate registrations have been made in respect of the share in question (in the case of the first paragraph) or clauses 11 and 12 of this Agreement cease to have effect (in the case of the second paragraph):

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933 OR UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION."

       "THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISION OF A SHAREHOLDERS AGREEMENT, DATED ___________, 2000, A COPY OF WHICH, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY."

INITIAL PERIOD

11.3 Save for transfers for which consent is given under clause 11.2 or for intra-Group transfers permitted under clause 11.11, 11.12 and 11.13, each principal undertakes that it shall not and shall procure that no member of its Group shall transfer any Restricted Securities during a period of 18 months from the date of this Agreement.

TRANSFER NOTICE

11.4 After the end of the initial period mentioned in clause 11.3 and before any principal (and/or any member of its Group) or the Company (and/or any member of its Group) (such principal or the Company being the SELLER) makes any transfer of all or any of the Restricted Securities held by them (the SELLER'S SECURITIES) (other than in connection with any Flotation and subject to clauses 11.11, 11.12 and 11.13), the Seller shall first give each Relevant Principal and the Company notice (a TRANSFER NOTICE) of the proposed transfer together with details of any proposed third party purchaser (the THIRD PARTY PURCHASER), the purchase price and other material terms which the Seller (or the relevant member of its Group) and the Third Party Purchaser have agreed. A Transfer Notice is irrevocable except as provided in this clause 11.

RIGHT OF RELEVANT PRINCIPALS TO PURCHASE OR TAG ALONG

11.5 On receipt of the Transfer Notice, each Relevant Principal shall have the right to elect either:

(a) by giving notice (an ACCEPTANCE NOTICE) to the Seller within twenty (20) days of receiving the Transfer Notice (the ACCEPTANCE PERIOD), to buy up to the same proportion of the Seller's Securities as such Relevant Principal's Shareholding Proportion bears to the sum of Shareholding Proportions of all of the Relevant Principals (other than the Seller) and, in the event that any other Relevant Principal does not give an Acceptance Notice in respect of all of its proportionate entitlement to buy Seller's Securities, such additional number of the Seller's Securities as such Relevant Principal specifies in the Acceptance Notice (provided that if the aggregate additional number of Seller's Securities specified in the relevant Acceptance Notices exceeds the number available, the entitlements shall be scaled back pro-rata to the Shareholding Proportions of the Relevant Principals which have specified that they will buy an additional number of Seller's Securities), in either case at the price and on the terms specified in the Transfer Notice provided that such Acceptance Notice may specify that, if no obligations to buy and sell the Seller's Securities arise under clause 11.7, the Relevant Principal giving the Acceptance Notice wishes such notice to be treated as a Tag Along Notice pursuant to paragraph (b) below. The obligations of the principals and, where applicable, the Company to complete the purchase are subject to the provisions of clauses
       11.6 and 11.7; or

(b) by giving notice (a TAG ALONG NOTICE) to the Seller within the Acceptance Period, to require that the Seller uses its reasonable endeavours to procure that the Third Party Purchaser will buy the same proportion (the TAG ALONG PROPORTION) of any Restricted Securities of the same type and class as the Seller's Securities or which are like securities or the functional equivalent of such securities (the TAG ALONG SECURITIES) held by the Relevant Principal and members of its Group as the number of Seller's Securities bears to the number of such Restricted Securities held by the Seller and/or any member of its Group at the price (including the value of any non-cash consideration specified in the Transfer Notice which is money or money's worth) and on the terms specified in the Transfer Notice, provided however that such purchase by the Third Party Purchaser shall be conditional upon the transfer of the Seller's Securities (or such lesser number of them as is required under clause 11.8) from the Seller to the Third Party Purchaser in accordance with the terms set out in the Transfer Notice. For the purposes of this paragraph (b), each Preference Share shall be deemed to be the functional equivalent of the number of Ordinary Shares which would have been issued to the holder of such Preference Share had it been converted on the date of the Transfer Notice.

COMPANY'S RIGHT TO BUY SELLER'S SECURITIES

11.6 On receipt of a Transfer Notice, the Company will have the right, to the extent legally permissible, to elect, by giving notice to the Seller within twenty (20) days of receiving the Transfer Notice in the event that the Relevant Principals do not exercise the rights to buy all of the Seller's Securities under clause 11.5(a) or any Acceptance Notice ceases to have effect pursuant to clause 11.7, to buy all (but not some only) of the Seller's Securities not bought by the Relevant Principals at the price and on the terms specified in the Transfer Notice (or at such other price and on such other terms as the Seller and the Company agree).

PURCHASE OF SELLER'S SECURITIES

11.7 If (and only if) one or more Relevant Principals give Acceptance Notices and/or the Company exercises its right under clause 11.6, with respect to, in the aggregate all of the Seller's Securities, each Relevant Principal which has given an Acceptance Notice to the Seller and/or the Company under clause 11.6, shall become bound (subject only to (i) any necessary approvals of its shareholders in general meeting, (ii) any government, governmental or regulatory consents which are necessary for such sale and purchase (REGULATORY APPROVALS) and (iii) any conditions set forth in the Transfer Notice or which are customary) to buy and the Seller shall be bound to sell (and/or to procure that any member of its Group shall sell) the relevant number of the Seller's Securities from the time at which the Relevant Principal gives the Seller an Acceptance Notice and/or the Company gives the Seller notice under clause 11.6. In such event, completion of the sale and purchase of the Seller's Securities shall take place as soon as possible after the Acceptance Notice is given subject to satisfaction of the aforementioned conditions. Notwithstanding the foregoing, such notice and any right of a Relevant Principal to acquire the Seller's Securities shall cease to have effect if:

(A) any necessary approval of the Relevant Principal's shareholders in general meeting has not been obtained within thirty (30) days of the giving of the Acceptance Notice; or

(B) any necessary Regulatory Approval is not obtained within one-hundred and eighty (180) days of the giving of the Acceptance Notice; or

(C) earlier than the expiry of the latter period, any relevant authority has conclusively refused to grant any Regulatory Approval; or

(D) any other condition to such sale and purchase is not satisfied or (where applicable) waived within sixty (60) days of the giving of the Acceptance Notice.

RIGHT TO TAG ALONG

11.8 If any Relevant Principal gives the Seller a Tag Along Notice in accordance with clause 11.5(b) and no obligations to buy and sell the Seller's Securities arise under clause 11.7 then the Seller shall use its reasonable endeavours to procure that the Third Party Purchaser will buy such Relevant Principal's Tag Along Proportion of its Tag Along Securities and if, notwithstanding such endeavours:

(a) the Third Party Purchaser does not agree to buy a number of securities greater than the number of the Seller's Securities, the Seller shall procure that each of the Seller and any Relevant Principal which gave the Seller a Tag Along Notice under clause 11.5 will be able to sell to the Third Party Purchaser such proportion of:

          (i)  in the case of the Seller, the Seller's Securities; and

         (ii) in the case of a Relevant Principal, the Tag Along Proportion of the Tag Along Securities,

       as the number of the Seller's Securities bears to the sum of (x) the number of the Seller's Securities and (y) the number of the Tag Along Proportion of the Tag Along Securities of each Relevant Principal; or

(b) the Third Party Purchaser does not agree to buy securities from any Person other than the Seller, the Seller shall be bound to buy from each Relevant Principal which gives the Seller a Tag Along Notice such proportion of the Tag Along Proportion of the Tag Along Securities of such Relevant Principal as the number of the Seller's Securities bears to the sum of (x) the number of the

       Seller's Securities and (y) the number of the Tag Along Proportion of the Tag Along Securities of such Relevant Principal,

and in any such case the Relevant Principals shall be bound to sell (and/or to procure that any member of its Group shall sell) and the Seller shall be bound to sell and/or purchase (and/or to procure that any member of its Group shall sell) such securities (subject only to any necessary approvals of the shareholders of any Relevant Principal in general meeting and any Regulatory Approvals and to any conditions set out in the Transfer Notice or which are customary). Completion of such sales and purchases shall take place as soon as possible after the Tag Along Notice is given subject to satisfaction of the aforementioned conditions.

SELLER'S RIGHT TO SELL TO THIRD PARTY PURCHASER

11.9 If no obligations to buy and sell the Seller's Securities arise under clause 11.7, the Seller may (subject to clause 11.8 above and clause 11.10 below) transfer the Seller's Securities on a bona fide arm's length sale to the Third Party Purchaser at a price not less than the purchase price and on terms not materially different than the terms specified in the Transfer Notice provided that the transfer is completed within sixty (60) days after the earlier of:

(a) receipt of a definitive response from all Relevant Principals and the Company; or

(b) if no response is received from any Relevant Principal or the Company, the end of the period of twenty (20) days after the latest receipt of the Transfer Notice by a Relevant Principal or the Company; or

(c) if any right of a Relevant Principal to purchase Seller's Securities lapses pursuant to clause 11.7, the date of such lapse.

The principals shall give (or ensure that any Shareholders in their respective Groups shall give) such approvals required by the Articles to any transfer of Shares or other securities permitted by the terms of this clause 11.

SALE TERMS

11.10 The sale of (i) any Seller's Securities to a Relevant Principal or to a Third Party Purchaser or to the Company and (ii) any Restricted Securities of a Relevant Principal to a Third Party Purchaser or a Seller in accordance with this clause 11 shall be on the following terms:

(a) the Seller's Securities and/or Restricted Securities will be sold free from all liens, charges and encumbrances and third party rights and together with all rights of any nature attaching to them including all rights to any dividends or other distributions declared, paid or made after the date of the Transfer Notice;

(b) the Seller and/or the Relevant Principal shall deliver (or procure the delivery of) to the Buyer duly executed transfer(s) in favour of the Buyer, or as it may direct, together with any appropriate certificate(s) in respect of the relevant Seller's Securities or Restricted Securities (as the case may be) and a certified copy of any authority under which such transfer(s) is/are executed;

(c) against delivery of the transfer(s), the Buyer shall pay the total consideration for the relevant Seller's Securities to the Seller and/or for the relevant Restricted Securities to the selling Relevant Principal for value on the completion date;

(d) the principals shall ensure (insofar as they are able) that (where applicable) the relevant transfer or transfers (subject to their being duly stamped) are registered in the name of the Buyer or as it may direct; and

(e) the Seller and/or the Relevant Principal shall do all such other things and execute all other documents (including any deed) as the Buyer may reasonably request to give effect to the sale and purchase of the relevant Seller's Securities and/or Restricted Securities.

For the purposes of this clause 11.10, BUYER means the Relevant Principal or the Company or a Third Party Purchaser or the Seller which buys some or all of the Seller's Securities to which a Transfer Notice relates or some or all of the Tag Along Securities to which a Tag Along Notice relates.

INTRA-GROUP TRANSFERS

11.11 Subject to clauses 11.15 and 15.2, a Shareholder may at any time transfer any of the Restricted Securities held by it to any member of its Group.

11.12 Subject to clauses 11.15 and 15.2, the Company or any member of its Group may at any time transfer any of the Restricted Securities held by it to any other member of the Company's Group.

SHAREHOLDER CEASING TO BE A SUBSIDIARY

11.13 Each principal and , where the principal is Reuters, Reuters Parent and, where the principal is Aether, Aether Parent undertakes to ensure that any Shareholder in its Group shall transfer all of the Restricted Securities which such Shareholder then holds to such principal (or to another member of such principal's Group) before such Shareholder ceases being a member of such principal's Group at any time (including, for the avoidance of doubt, as a result of a designation by Reuters or Aether pursuant to the definition of "Subsidiary" in clause 1.1).

11.14 The Company undertakes to ensure that any member of its Group shall transfer all Restricted Securities which such member then holds to the Company or to another member of the Company's Group before such member ceases being a member of the Company's Group at any time.

OBLIGATIONS OF TRANSFEREE

11.15 Completion of any transfer of the Seller's Shares and/or Restricted Securities to a Third Party Purchaser shall be subject to the condition that the Third Party Purchaser shall enter into a Deed of Adherence in the form of
Schedule 2 under which the Third Party Purchaser becomes bound by the provisions of this agreement.

INSOLVENCY AND DEFAULT

DEFAULT EVENTS

12.1 The provisions of this clause 12 shall apply on the occurrence of a Default Event but shall be subject to clause 24.2. It is a Default Event in relation to a principal if:

(a) a court of competent jurisdiction makes an order or a resolution is passed, for the dissolution or administration of that principal (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other principal, such approval not to be unreasonably withheld or delayed); or

(b) any person other than a member of any other principal's Group takes any step (and it is not withdrawn or discharged within ninety (90) days) to appoint a liquidator, manager, receiver, administrator, administrative receiver or other similar officer in respect of any assets which include either (i) the Shares held by that principal or any Subsidiary of it or
       (ii) shares in that principal or any holding company of it;

(c) that principal convenes a meeting of its creditors or makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors; or

(d)    that principal commits a breach of clause 11.2

and reference to a PRINCIPAL in this clause (other than any reference to any other principal) includes any Shareholder in that principal's Group or any holding company of that principal.

RIGHT TO MAKE OFFER

12.2 If a Default Event occurs in relation to a principal (the AFFECTED PRINCIPAL), the Affected Principal shall be obliged to notify each other principal promptly of such Default Event. At any time before the expiry of a period of ninety (90) days after the date the other principals are notified that the Default Event has occurred, each other principal (each a BUYER) may make an offer to purchase the Ordinary Shares and the Preference Shares collectively held by the Affected Principal and/or any members of its Group (other than the Company's Group where the Affected Principal is Aether) (the RELEVANT SECURITIES) pro rata in their respective Shareholding Proportions as at the close of business on the date prior to such offer. If the Default Event arises under clause 12.1(d), in addition to the other rights set forth herein, each principal other than the Affected Principal shall also have the right to sell (each a DEFAULT Seller) to the Affected Principal, and the Affected Principal shall be obligated to purchase, a number of Shares equal to the number such Seller could have otherwise sold and at the same price as would have applied pursuant to clause 11.9. The Affected Principal shall pay each Default Seller in full within five (5) days of the date on which the Affected Principal receives notice requesting payment pursuant to this clause 12.2 from such Default Seller.

OFFER NOTICE

12.3 Any offers for the Relevant Securities referred to in clause 12.2 shall take the form of a notice to the Affected Principal (the OFFER NOTICE). The price per Relevant Security payable to the Affected Principal by each Buyer shall be such price as is agreed between the Buyers who give Offer Notices and the Affected Principal within fifteen (15) days of the last day on which an Offer Notice can be given under clause 12.2 (the AGREED PRICE), or, failing agreement, the Fair Price determined in accordance with clause 12.5. The Offer Notice shall include a statement that the offer may be accepted within thirty
(30) days of the later of the Affected Principal receiving the Offer Notice or the agreement or determination of the Agreed Price or Fair Price (as the case may be).

12.4 Each of the Buyers shall additionally be entitled to offer to purchase Relevant Securities in excess of its pro rata entitlement by specifying in its Offer Notice the number of shares in excess of its pro rata entitlement which it is prepared to purchase. To the extent that any Buyer has not given an Offer Notice or has offered to purchase less than its pro rata entitlement, the excess shall be allocated (as nearly as possible) to satisfy any offers for additional Relevant Securities, and, if there are insufficient Relevant Securities, then such Relevant Securities shall be allocated to each Buyer making an offer for additional Relevant Securities pro rata to their Shareholding Proportions, provided that no Buyer shall be required to take more Relevant Securities than it shall have specified in its Offer Notice.

REFERENCE TO EXPERT

12.5 If the Buyers who give the Offer Notices and the Affected Principal fail to agree the Agreed Price within fifteen (15) days in accordance with clause 12.3, an internationally recognised firm of accountants or investment bankers (the EXPERT) shall be appointed to determine the Fair Price. The Expert shall be such internationally recognised firm of accountants or investment bankers as such Buyers and the Affected Principal may agree or, if they fail to agree within fifteen (15) days of the end of the fifteen (15) day period, the Expert shall be such internationally recognised firm of accountants or investment bankers, independent of both of the principals, as the President for the time being of the International Chamber of Commerce appoints at the request of any of the Buyers. Any such request must be made within fifteen (15) days of the end of the fifteen (15) day period (or such longer period as such Buyers and the Affected Principal may agree in writing). The Expert shall act as an expert and not as an arbitrator and its decision, which shall be incorporated in a certificate (the CERTIFICATE), shall be final and binding on the principals. Such Buyers and the Affected Principal shall bear the Expert's fees and expenses equally.

RIGHT TO PURCHASE AT FAIR PRICE

12.6 If an Expert is appointed under clause 12.5, each Buyer who gives an Offer Notice shall have the right to buy the Relevant Securities from the Affected Principal at the Fair Price. Each such Buyer shall exercise the right to buy by giving notice to the Affected Principal within thirty (30) days of the issue by the Expert of the Certificate to the Affected Principal and each such Buyer.

COMPLETION

12.7 Subject only to any Regulatory Approvals or approval of each relevant Buyer's shareholders in general meeting (APPROVALS), the Affected Principal shall be bound to sell and each such Buyer shall be bound to buy its pro rata entitlement of the Relevant Securities or, if different, such number allocated to it in accordance with clause 12.4:

(a)    at the Agreed Price; or

(b) at the Fair Price, if a Buyer notifies the exercise of its rights under clause 12.6.

In such event, completion of the sale and purchase of the Relevant Securities shall take place within sixty (60) days of the day on which the Affected Principal and each Buyer become so bound (the REFERENCE DATE) or, if any Approval has not been obtained by the end of that period, within ten (10) days of the date on which the last Approval to be obtained is obtained. If any Approval has not been obtained within one-hundred and eighty (180) days after the Reference Date, each Offer Notice shall lapse and have no further effect. Notwithstanding the foregoing, the failure of a relevant Buyer's shareholders to approve the sale and purchase of the Relevant Securities shall not prevent any other relevant Buyer from completing the sale and purchase of the Relevant Securities.

TRANSFER TERMS

12.8   The transfer of the Relevant Securities shall be on the following terms:

(a) the Relevant Securities shall be sold free from all liens, charges and encumbrances and third party rights, together with all rights of any nature attaching to them including all rights to any dividends or other distributions declared, paid or made after the date of the Offer Notice;

(b) the Affected Principal shall deliver to each Buyer duly executed transfer(s) in favour of such Buyer, or as it may direct, together with, if appropriate, share certificate(s) for the Relevant Securities and a certified copy of any authority under which such transfer(s) is/are executed;

(c) against delivery of the transfer(s), each Buyer shall pay its respective share of the total consideration for the Relevant Securities to the Affected Principal by banker's draft or wire transfer for value on the completion date;

(d) the principals shall ensure (insofar as they are able) that the relevant transfer or transfers are registered in the name of each Buyer or as it may direct;

(e) the Affected Principal shall do all such other things and execute all other documents (including any deed) as each Buyer may reasonably request to give effect to the sale and purchase of the Affected Principal's Relevant Securities.

DEFAULT

13. Subject to clause 12.1(d), if a party (or any member of its Group) commits a breach of any of this Agreement (the DEFAULTING PARTY), any other party may serve notice upon the Defaulting Party. The notice shall specify the breach and require the Defaulting Party immediately to stop the breach and, to the extent that it is possible, to make good the results of the breach within fifteen (15) days. This does not affect any other parties' right subsequently to claim damages or other compensation under applicable law for the breach in question or, where appropriate, to seek an immediate remedy of an injunction, specific performance or similar court order to enforce the Defaulting Party's obligations.

FURTHER ASSURANCES

EXERCISE OF RIGHTS AND POWERS

14.1 So far as it is legally able, each party undertakes with the others to exercise all voting rights and powers (direct and indirect) available to it in relation to any person and/or the Company to ensure that the provisions of this Agreement (and the other agreements referred to in this Agreement) are completely and punctually fulfilled, observed and performed and generally that full effect is given to the principles set out in this Agreement.

PERFORMANCE BY SUBSIDIARIES

14.2 Each of Reuters Parent, Aether Parent, each principal and the Company shall ensure that its Subsidiaries perform:

(a) all obligations under this Agreement which relate to members of its respective Group (whether as Shareholders or otherwise); and

(b) all obligations under any agreement entered into by any of its Subsidiaries pursuant to this Agreement.

14.3 Without limitation to clause 14.2, each of Reuters Parent and Reuters (in respect of any undertaking designated by Reuters) and Aether Parent and Aether (in respect of any undertaking designated by Aether) shall ensure that any undertaking designated by Reuters or Aether (as the case may be) in accordance with the definition of Subsidiary in clause 1.1 will perform all obligations under this Agreement which have arisen up to the time of such designation.

14.4 The liability of any person under clause 14.2 or 14.3 shall not be discharged or impaired by any amendment to or variation of this Agreement or the Master Contribution Agreement, any release of or granting of time or other indulgence to any of its Subsidiaries or any third party or any other act, event or omission which but for this clause would operate to impair or discharge the liability of such party under this clause 14.2 or 14.3.

NON-ASSIGNMENT

15.1 Subject to clause 15.2 no party or any Shareholder in its Group may, or may purport to, assign any of its rights or obligations under this Agreement in whole or in part, nor grant, declare, create or dispose of any right or interest in it (otherwise than in connection with a transfer of Shares in accordance with the terms of this Agreement). No assignment shall be made to any third party of any rights which are expressed to be rights of Reuters, Aether or the Company (or members of their respective Groups) and an assignment to a third party permitted in accordance with this clause 15.1 shall be subject to the assignee agreeing with the principals, by entering into a Deed of Adherence in the form of Schedule 2, to become bound by the provisions of this Agreement. A third party assignee shall be subject to the rights of other investors as set out in this Agreement. The obligations of the relevant assignor under this Agreement shall cease to the extent that the same have been assumed by the Assignee under the relevant Deed of Adherence provided that this shall not limit the obligations of Aether Parent, Reuters Parent, a principal or the Company under clause 14.2.

15.2 The principals shall be entitled to assign the benefit of any provision of this Agreement (in whole or in part) to any member of their respective Groups provided that such assignment shall be subject to the assignee agreeing with the principals, by entering into a Deed of Adherence in the form of Schedule 2, to become bound by the provisions of this Agreement.

WAIVER OF RIGHTS

16. No waiver by a party of a failure by any other party to perform any provision of this Agreement operates or is to be construed as a waiver in respect of any other failure whether of a like or different character.

AMENDMENTS

17. A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

INVALIDITY

18. If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

NO PARTNERSHIP OR AGENCY

19.1 Nothing in this Agreement (or any of the arrangements contemplated by it) shall be deemed to constitute a partnership between any of the parties or constitute any party the agent of any other party for any purpose, or entitle any party to commit or bind any other party (or any member of its respective Group) in any manner.

19.2   Unless the parties agree otherwise in writing none of them shall:

(a) enter into contracts with third parties or members of its Group as agent for another party or members of its Group; or

(b) describe itself as such an agent or in any way hold itself out as being such an agent; or

(c) state, indicate or imply that the Company or any of its Subsidiaries is a Subsidiary of, controlled by, or otherwise part of, the Reuters Group.

ANNOUNCEMENTS

20.1 No formal public announcement or press release in connection with the signature or subject matter of this Agreement shall (subject to clause 20.2) be made or issued by or on behalf of any of the parties or any of its Subsidiaries without the prior written approval of the other parties (such approval not to be unreasonably withheld or delayed).

20.2 If a party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant party shall give the other parties every reasonable opportunity to comment on any announcement or release before it is made or issued (provided that this shall not have the effect of preventing the party making the announcement or release from complying with its legal and/or stock exchange obligations.)

COSTS

21. Except as otherwise provided herein or in the Master Contribution Agreement, each of the parties shall pay its own legal and accountancy costs, charges and expenses (including taxation) incurred in connection with negotiating, preparing and implementing this Agreement and the transactions contemplated by it.

ENTIRE AGREEMENT

22.1 This Agreement, the Master Contribution Agreement, the Ancillary Agreements and the documents referred to herein and therein set out the entire agreement and understanding between the parties with respect to the subject matter of it.

22.2 None of the parties have relied on or has been induced to enter into this Agreement in reliance on any representation, warranty or undertaking which is not set out in this Agreement;

22.3 No party shall be liable to the other for any misrepresentation or untrue statement which is not set out in this Agreement.

22.4   Liability for fraudulent misrepresentation is not excluded.

CONFLICT WITH ARTICLES

SUPREMACY OF THIS AGREEMENT

23.1 If the provisions of this Agreement conflict with the Articles or other constitutional documents or those of any other Subsidiary of the Company, the provisions of this Agreement shall prevail as between the parties. The parties shall:

(a) exercise all voting and other rights and powers available to them to give effect to the provisions of this Agreement, and

(b) (if necessary and to the extent permissible under applicable law) ensure any required amendment to the Articles or other constitutional document of the Company or any other Subsidiary of the Company.

TRANSFERS OF SHARES

23.2 Without prejudice to the generality of clause 23.1, the provisions of this Agreement shall prevail in relation to the transfer of Shares and, accordingly:

(a) no principal shall use the provisions of Article 27 of the Articles to frustrate the operation of clauses 11 or 12 of this Agreement; and

(b) each party will promptly give (or ensure that any Shareholder in its Group promptly gives) any approval under Article 27 of the Articles which is necessary or appropriate to give full immediate effect to the procedure contemplated by the provisions of clauses 11 or 12 and/or any transfer of Shares permitted under this Agreement.

APPOINTMENT AND REMOVAL OF DIRECTORS

23.3 Without prejudice to the generality of clause 23.1, the provisions of this Agreement shall prevail in relation to the appointment and removal of directors and, accordingly:

(a) no principal or party shall use the provisions of the Articles to frustrate the operation of clause 4 of this Agreement; and

(b) each principal and party will promptly give (or ensure that any Shareholder in its Group promptly gives) any approval under the Articles which is necessary, or appropriate to give full immediate effect to any appointment or removal of directors pursuant to clause 4.

TERMINATION OF AGREEMENT

DURATION

24.1 Subject to clause 24.2, this Agreement shall continue in full force and effect and will only terminate upon (i) a resolution being passed to wind up the Company (in accordance with clause 5.1) or (ii) one principal (or any member of its Group) owning the entirety of the Shares or (iii) the agreement of the principals. This shall not:

(a) relieve any party from any liability or obligation for any matter, undertaking or condition which has not been done, observed or performed by that principal before termination;

(b) affect the terms of any agreement replacing this Agreement entered into between Reuters and Aether, or any successor of either of them holding Shares;

(c)    affect the terms of clause 8 of this Agreement (Confidentiality).

24.2 On the occurrence of a Flotation, the provisions contained in clauses 3.1 to 3.5 (Issue of Shares), clause 4.3 (Board Observer), clauses 5.1 and 5.2 (Reserved Matters), clauses 7.1 (Inspection and Information) and 7.2 (Accounts, Business Plan and Budgets), clause 11 (Transfer of Shares) and clause 12 (Insolvency and Default) will terminate and cease to have effect.

SILA TRADE MARK

25.1 In order to protect the freedom of the Company to conduct its operations as agreed in clause 2, each of Reuters Parent and Aether Parent undertakes that (save as may be permitted under clause 25.2 or otherwise agreed between the Company, Reuters Parent and Aether Parent) it shall not, and shall procure that none of its Affiliates (other than the Company's Group) shall, apply to register as a trade mark or Internet domain name incorporating, or otherwise use, any Sila Trade Mark at any time whilst it remains a Shareholder in the Company.

25.2   If:

(a) the principals agree that the Company shall cease to carry on the Business and that, accordingly, this Agreement shall terminate; or

(b)    a resolution is passed to wind up the Company (in accordance with clause
       5.1),

then the principal with the largest Shareholding Proportion shall be entitled to own and use the Sila Trade Marks following such termination or winding-up of the Company and the principals and the Company shall negotiate in good faith to agree the mechanism by which an appropriate transfer will be made in accordance with applicable law of such right, title and interest the Company's Group may have in the Sila Trade Marks (including, without limitation any registrations and applications for trade marks or Internet domain names incorporating the Sila Trade Mark), provided that no principal shall be obliged to agree to any step which may have a material adverse effect on such principal.

The provisions of this clause 25.2 shall survive any termination of this Agreement as referred to in this clause 25.2.

NOTICES

26.1 Any notice or other formal communication to be given under this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be:

(a)    sent by fax to the number set out in clause 26.2; or

(b) delivered by hand or sent by prepaid recorded delivery, special delivery or registered post to the relevant address in clause 26.2.

In each case it shall be marked for the attention of the relevant principal set out in clause 26.2 (or as otherwise notified from time to time under this Agreement). Any notice given by hand delivery, fax or post shall be deemed to have been duly given:

(a)    if hand delivered, when delivered;

(b)    if sent by fax, twelve (12) hours after the time of despatch;

(c) if sent by recorded delivery, special delivery or registered post, at 10 am on the second Business Day from the date of posting unless there is evidence that it was received earlier than this and provided that, where (in the case of delivery by hand or by fax) the delivery or transmission occurs after 6 pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9 am on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

ADDRESS OF NOTICES

26.2   The addresses and fax numbers of the parties for the purpose of clause
26.1 are:

(a)    REUTERS:

       Address:           Reuters Overseas Holdings B.V.
                          Drentestraat 11
                          1083 HK AMSTERDAM
                          Netherlands

       For the attention of:      General Counsel

       Fax:               31 20 504 5910
       with a copy to:    Reuters America Inc.
                          40 East 52nd Street
                          New York, New York 10022

       For the attention of:      Devin Wenig

       Fax:               (212) 893 2070

       and                Reuters SA
                          Rue Jargonnant 1
                          Geneva 01211, Switzerland

       For the attention of: Jean-Claude Marchand

       Fax:               (41) 22 718 2695

       and                Reuters America Inc.
                          1700 Broadway - 40th Floor
                          New York, New York  10019

       For the attention of: General Counsel

       Fax:               (212) 603 3757

(b)    AETHER OR AETHER PARENT:

       Address:           Aether Systems, Inc.
                          11460 Cronridge Drive
                          Owings Mills,
                          Maryland 21117

       For the attention of:      David S. Oros, Chief Executive Officer

       Tel:               (410) 654 6400

       Fax:               (410) 654 6554

       with a copy to:    Wilmer, Cutler & Pickering
                          2445 M Street, N.W.
                          Washington, D.C. 20037

       For the attention of:      Mark Dewire, Esq.

       Tel:               (202) 663 6000

       Fax:               (202) 663 6363

(c)    THE COMPANY:

       Address:           Sila Communications Limited
                          4 Carlton Gardens
                          Pall Mall
                          London SW1Y 5AA

       For the attention of:      Bo Kroll, President

       Tel:               (020) 7872 1000

       Fax:               (020) 7839 3537

       with a copy to:    Wilmer, Cutler & Pickering
                          4 Carlton Gardens
                          Pall Mall
                          London SW1Y 5AA

       For the attention of:      Andrew Parnell, Esq.

       Tel:               (020) 7872 1000

       Fax:               (020) 7839 3537

ENGLISH LANGUAGE

26.3 All notices or formal communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

SETTLEMENT OF DISPUTES

27.1 In the event of any dispute arising in connection with this Agreement or any Ancillary Agreements or documents referred to herein or therein, the parties to such dispute shall use all reasonable endeavours to resolve the matter on an amicable basis. If one party serves formal written notice on the other(s) that a material dispute of such a description has arisen between them and the relevant parties are unable to resolve the dispute within a period of twenty (20) days from the service of such notice, then the dispute shall be referred to:

(a) (if Aether or Aether Parent is a party) David Oros (for so long as he is an executive of Aether) or the Chief Executive Officer of Aether thereafter;

(b) (if Reuters or Reuters Parent is a party) Devin Wenig (or his successor as the most senior executive in the Reuters Group who has had direct involvement with the Company);

(c) (if the Company is a party) David Oros (or his successor as the Chief Executive Officer of the Company; and

(d) (if any party other than Aether, Aether Parent, Reuters, Reuters Parent or the Company is a party) a representative of similar authority as set forth in (a) through (c) above appointed by such party, or if multiple parties, appointed by the holder(s) of a majority of the Shares held by such parties.

No recourse to arbitration or Court proceedings by one party against any other under this Agreement shall take place unless a period of not less than twenty
(20) days has expired after such referral. This shall not affect a party's right, where appropriate, to seek an immediate remedy for an injunction, specific performance or similar court order to enforce the obligations of another party.

ARBITRATION

27.2 All disputes arising out of or in connection with this Agreement or any Ancillary Agreement or documents referred to herein or therein (if unresolved by the representatives thereof pursuant to clause 27.1) shall be referred to and finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators each appointed in accordance with those Rules provided that each arbitrator shall be a national of, a member of the European Union or the USA. The place of arbitration shall be Paris, France. The language of arbitration proceedings shall be English.

COUNTERPARTS

28. This Agreement may be executed in any number of counterparts and by the principals to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

29. A person who is not a principal to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

GOVERNING LAW

30. This Agreement shall be governed by and construed in accordance with the laws of England.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first before written.

SIGNED by _______ _______ _______       )
for and on behalf of              )
REUTERS OVERSEAS                  )
HOLDINGS B.V.                     )






SIGNED by _______ _______ _______       )
for and on behalf of              )
REUTERS LIMITED                   )







SIGNED by _______ _______ _______       )
for and on behalf of              )
AETHER EUROPEAN                   )
HOLDINGS B.V.                     )





SIGNED by _______ _______ _______       )
for and on behalf of              )
AETHER SYSTEMS, INC.              )





SIGNED by _______ _______ _______       )
for and on behalf of              )
SILA COMMUNICATIONS               )
LIMITED                           )

                                   SCHEDULE 1

                                     PART 1

                          RESERVED SHAREHOLDER MATTERS

       Articles
(a) adopting or altering the Memorandum, Articles or other constitutional documents of the Company;

       changes in share capital
(b)    the issue of any shares by the Company ranking in priority to the Shares;

       dividends
(c) the Company or any of its Subsidiaries (other than wholly-owned Subsidiaries) declaring or paying any dividend or distribution;

       winding-up
(d)    any proposal to wind up all or any significant portion of the Company's
       Group.

                                     PART 2

                             RESERVED BOARD MATTERS

       change in nature of Business
(a) materially changing the nature or scope of the business (as described in clause 2.1) of the Company's Group taken as a whole;

       borrowings
(b) any member of the Company's Group borrowing or raising money which would lead to the Company's Group (on a consolidated basis) having aggregate indebtedness in excess of 20% of the fair value of the total assets of the Company's Group, as determined in good faith by the Board;

       transactions with Reuters Group or Aether Groups
(c) any transaction by the Company or any of its Subsidiaries with either any of its directors, employees or other officers or any person/entity which has a Shareholding Proportion of at least 5 per cent., which is either:

         (i)  outside the ordinary course of business; or

        (ii) within the ordinary course of business but has a value of more than pound sterling 100,000 or is not on commercial arm's length terms;

       acquisitions, disposals and mergers
(d)      (i)  the Company or any of its Subsidiaries acquiring, disposing of
              (whether in a single transaction or series of transactions) or creating any mortgage, charge, encumbrance or other security interest of any nature in respect of any business (or any material part of any business) or of any shares in any company where the value of the acquisition or disposal is greater than 20% of the fair value of the total assets of the Company's Group, as determined in good faith by the Board; or

        (ii) any merger, consolidation, or amalgamation of the Company or any of its Subsidiaries;

       flotation
(e) a Flotation of the Company or any of its Subsidiaries with net proceeds to the Company of less than pound sterling 15 million or a per share price which implies a valuation of the fully diluted share capital of the Company of at least pound sterling 187.5 million;

       Accounting Principles
(f)    any change in the Accounting Principles.

                                   SCHEDULE 2

                                DEED OF ADHERENCE

THIS DEED is made on -

BY [               ] of [                                     ] (the COVENANTOR)

WHEREAS:

(A) On - the persons in the schedule hereto entered into a shareholders' agreement governing their relationship as shareholders in Sila Communications Limited (the COMPANY) and establishing the manner in which the affairs of the Company would be conducted (such agreement, as amended and/or novated, the SHAREHOLDERS' AGREEMENT).

(B) The Covenantor wishes to become a party to the Shareholders' Agreement immediately upon acquiring certain shares in the Company and wishes to amend the Shareholders' Agreement with the effect that the Covenantor becomes a party thereto and as such assumes the rights and obligations as a principal, as defined in the Shareholders' Agreement.

NOW THIS DEED WITNESSES as follows:

1.     INTERPRETATION

Words and expressions defined in the Shareholders' Agreement shall, unless the context otherwise requires, have the same meanings when used in this Deed.

2.     ADHERENCE

The Covenantor hereby covenants to and undertakes with each of the other persons in the schedule to this Deed and with each such other person who may from time to time expressly adhere to the Shareholders' Agreement (by way of execution of a deed or by way of novation) to be bound by and comply in all respects with the Shareholders' Agreement, and to assume the benefits of the Shareholders' Agreement, as if the Covenantor had executed the Shareholders' Agreement as a principal and was named as an original party thereto.

3.     NOTICES

For the purpose of the Shareholders' Agreement, the Covenantor's address for notices shall be as follows:

Address:



Fax No:

Addressed for the personal attention of:

4.     GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.




Duly delivered as a Deed on the date inserted above.

                                    SCHEDULE

                     PARTIES TO THE SHAREHOLDERS' AGREEMENT

1.     Reuters Overseas Holdings B.V.

2.     Aether European Holdings B.V.

3.     Sila Communications Limited

4.     Reuters Limited

5.     Aether Systems, Inc.

EXECUTED as a DEED by             )
[                      ]    )
acting by two Directors/    )
a Director and the Secretary)

                                   SCHEDULE 3

                              ACCOUNTING PRINCIPLES

ACCOUNTING BASES

The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

BASIS OF CONSOLIDATION

The consolidated financial statements include:

(a) The financial statements of the Company and any subsidiaries to 31 December. The results of any subsidiaries are included for the period during which they are a member of the group.

(b) The Company's share of the post-acquisition results of associated undertakings and joint ventures. Investments in associated undertakings and joint ventures are included at the Company's share of the net assets at the dates of acquisition plus the group's share of post-acquisition reserves.

FOREIGN CURRENCY TRANSLATION

Where it is considered that the functional currency of an operation is sterling the financial statements are expressed in sterling on the following basis:

(a) Fixed assets are translated into sterling at the rates ruling on the date of acquisition as adjusted for any profits or losses from related financial instruments.

(b) Monetary assets and liabilities denominated in a foreign currency are translated into sterling at the foreign exchange rates ruling at the balance sheet date.

(c) Revenue and expenses in foreign currencies are recorded in sterling at the rates ruling for the month of the transactions.

(d) Any gains or losses arising on translation are reported as part of profit.

For other operations, associated undertakings and joint ventures, assets and liabilities are translated into sterling at the rates ruling at the balance sheet date. Revenue and expenses in foreign currencies are recorded in sterling at the rates ruling for the month of the transactions and gains or losses arising on translation are dealt with through reserves.

TREASURY

The Company receives revenue and incurs expenses in more than 13 currencies and uses financial instruments to hedge a portion of its net cash flow and operating profit. Profits and losses from hedging activities are matched with the underlying cash flows and profits being hedged. Those relating to trading cash flows are reported as part of profit and those relating to the Company's capital expenditure programme are adjusted against the cost of the assets to which they relate.

The Company uses financial instruments to hedge a portion of its interest exposure. Profits and losses on financial instruments are reported as part of profit for the period to which they relate.

Financial instruments hedging the risk on foreign currency assets are revalued at the balance sheet date and the resulting gain or loss offset against that arising from the translation of the underlying asset into sterling.

REVENUE

Revenue represents the turnover, net of discounts, derived from services provided to subscribers and sales of equipment applicable to the year. Short-term contracts are accounted for on a completed contract basis.

DEVELOPMENT

Development expenditure is charged against profit in the year in which it is incurred.

PENSIONS AND SIMILAR OBLIGATIONS

The expected cost of pensions and other post-retirement benefits is charged against profit so as to spread the cost over the service lives of the employees affected.

TANGIBLE FIXED ASSETS

Depreciation is calculated on a straight line basis so as to write down the assets to their residual values over their expected useful lives:

Freehold land                     Not depreciated

Freehold buildings                Normally 50 years

Leasehold property                Over the term of the lease

Computer systems                  3 to 5 years
equipment, office
equipment and motor
vehicles


STOCKS

Stocks and contract work in progress are valued at the lower of costs and net realisable value less progress payments received and receivable from clients. Progress payments in excess of the value of work carried out are included within creditors.

Cost is calculated on a first in first out basis by reference to the invoiced value of supplies and attributable costs of bringing stocks to their present location and condition.

Net realisable value is the estimated market value less selling costs.

SHORT-TERM INVESTMENTS

Government securities are stated in the balance sheet at the lower of cost plus accrued capital appreciation and market value. Income from these securities and any adjustment for changes in their market value during the year are reported as part of profit.

Interest on certificates of deposit is calculated at the yield at which the certificate was purchased and is reported as part of profit over the life of the certificate. Certificates of deposit are stated in the balance sheet at the lower of costs plus accrued interest and market value.

Movements in short-term investments are reported under the heading of management of liquid resources in the cash flow statement.

DEBT ISSUANCE

Medium-term notes and commercial paper are stated at the amount of the net proceeds plus any accrued interest or discount. Discounts or premia to the nominal value are amortised over the term of the issue. Costs associated with debt issuance are charged against profit over the life of the instrument.

Foreign currency swap agreements and forward contracts are used to convert non-sterling debt into sterling. Interest rate swaps, swaptions and forward rate agreements are used to manage interest rate exposures. Amounts payable or receivable in respect of these derivatives are recognised as adjustments to interest expense over the period of the contract.

LEASING

Assets acquired under a finance lease are recorded in the balance sheet as tangible fixed assets with corresponding obligations to pay future rentals. The assets are valued at the present value of the minimum lease payments at the rate implicit in the lease.

Rentals payable are apportioned between a finance charge and a reduction of the outstanding obligation for future amounts payable. The total finance charge is allocated to accounting periods during the lease term so as to produce a constant periodic rate of charge on the outstanding obligation throughout the lease.

Operating lease rentals are charged against profit on a straight line basis over the period of the lease.

DEFERRED TAXATION

Tax deferred or accelerated by the effect of timing differences is accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. The only exception to this is in respect of deferred tax assets relating to provisions for pensions and other post-retirement benefits which are recognised in full.

GOODWILL AND INTANGIBLE ASSETS

Purchased goodwill and intangible assets are capitalised and amortised through the profit and loss account over their estimated lives which are between five and 20 years.

                                   SCHEDULE 4

                     MEMORANDUM AND ARTICLES OF THE COMPANY














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